UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 14, 2025

NKGen Biotech, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40427	86-2191918
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3001 Daimler Street

Santa Ana, CA, 92705

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (949) 396-6830

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each [exchange] on which registered
Common Stock, $0.0001 par value per share	NKGN	OTC Pink

Warrants, each whole warrant exercisable for one share of Common Stock at an exercise price of $11.50 per share	NKGNW	OTC Pink

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Heka Securities Purchase Agreement

On July 14, 2025, NKGen Biotech, Inc. (the “Company”) entered into a Stock Purchase Agreement (the “Agreement”) with HekaBio K.K. (the “Purchaser”), pursuant to which the Company agreed to issue and sell, and the Purchaser agreed to purchase, an aggregate of 8,000,000 shares of the Company’s common stock, par value $0.0001 per share (the “Shares”), at a purchase price of $0.25 per share (the “Share Price”), for an aggregate purchase price of $2,000,000.00.

In addition to the Shares, the Company issued to the Purchaser a common stock purchase warrant (the “Warrant”) to purchase up to 8,000,000 shares of common stock, exercisable at the Share Price.

The offering and sale of the Shares and the Warrant (collectively, the “Securities”) were made in reliance upon the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506 of Regulation D promulgated thereunder. The Securities have not been registered under the Securities Act and may not be offered or sold absent registration or an applicable exemption from the Securities Act’s registration requirements.

The foregoing description of the Agreement and the Warrant does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement and the form of Warrant, which are filed as Exhibits 10.1 and 4.1, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference. The Securities were issued and sold in reliance upon the exemption from registration provided by Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder. The Purchaser represented that it is an “accredited investor” as defined in Rule 501(a) under the Securities Act. The Securities have not been registered under the Securities Act or any state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

Item 7.01 Regulation FD Disclosure

On July 16, 2025, the Company issued a press release regarding the Agreement. A copy of the press release is attached hereto as Exhibit 99.1.

The information presented in Item 7.01 of this Current Report on Form 8-K and the accompanying press release shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, unless the Company specifically states that the information is to be considered “filed” under the Exchange Act or specifically incorporates it by reference into a filing under the Securities Act or the Exchange Act.

Item 8.01 Other Events.

On July 14, 2025, Company received notice from the OTC Markets Group (the “OTC”) that due to the Company’s failure to meet the requirement to stay current in its filings under the Exchange Act as required under the continued listing requirements of the OTC Pink and the expiration of the grace period granted thereunder to post such filings, quotations in the Company’s shares of common stock will be moved to the Expert Market on or about July 17, 2025.

Because of the restrictions imposed on securities quoted on the Expert Market, most investors will not be able to easily buy or sell shares. Additionally, they will not have access to bid and ask prices or other information, including trading volume. As such, Expert Market shares are more illiquid than shares traded on the OTC Pink.

Despite this situation, the Company’s common stock is not delisted. The Company's common stock is still tradable and listed, but because current financial information is not available, the OTC has restricted public price quotes. Instead, pricing information is now accessible only to brokers and market makers. This action ensures some level of market transparency even while the Company's filings are being completed. Investors can still buy or sell the Company’s common stock but should consult with their brokers for the most up-to-date pricing and trading information.

The Company is working diligently to complete and file its Form 10-K for year ended December 31, 2025, and Form 10-Q for period ended March 31, 2025, as soon as possible to become current with its Exchange Act reporting obligations. The Company has applied for listing on the OTCQB Market, with such application pending compliance with its Exchange Act reporting obligations.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
4.1	Common Stock Purchase Warrant, dated July 14, 2025, by and between NKGen Biotech, Inc. and KekaBio K.K
10.1	Stock Purchase Agreement, dated July 14, 2025, by and between NKGen Biotech, Inc. and HekaBio K.K.
99.1	Press release, dated July 16, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

NKGEN BIOTECH, INC.

Date: July 16, 2025	/s/ Paul Y. Song
	Name:	Paul Y. Song
	Title:	Chief Executive Officer
(Principal Executive Officer)

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